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                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-15859, 333-36359, 333-21191, 333-36644) of National Oilwell,
Inc. of our report dated March 8, 2000, with respect to the consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows of IRI International Corporation and Subsidiaries for the year ended December 31, 1999, which report is filed with this Annual Report of National-Oilwell, Inc. on Form 10-K for the year ended December 31, 2001.




/s/  KPMG  LLP



Houston, Texas
March 27, 2002